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                                                                                                              EXHIBIT 12


                                                               MERRILL LYNCH PREFERRED CAPITAL TRUST II
                                                                MERRILL LYNCH PREFERRED FUNDING II, L.P.
                                                                 COMPUTATION OF RATIOS OF EARNINGS TO
                                                   COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                          (dollars in thousands)



                                   FOR THE YEAR ENDED                 FOR THE YEAR ENDED            FOR THE PERIOD FEBRUARY 6, 1997
                                    DECEMBER 31, 1999                  DECEMBER 25, 1998                 TO DECEMBER 26, 1997
                          ----------------------------------  ---------------------------------  -----------------------------------
                            MERRILL LYNCH     MERRILL LYNCH      MERRILL LYNCH    MERRILL LYNCH     MERRILL LYNCH      MERRILL LYNCH
                              PREFERRED         PREFERRED          PREFERRED        PREFERRED         PREFERRED          PREFERRED
                          CAPITAL TRUST II  FUNDING II, L.P.  CAPITAL TRUST II FUNDING II, L.P.   CAPITAL TRUST II  FUNDING II, L.P.
                          ----------------  ----------------  ---------------- ----------------   ----------------  ----------------


Earnings                         $ 24,742          $ 29,003            $ 24,742        $ 29,017           $ 22,268          $ 26,112
                                 ========          ========            ========        ========           ========          ========


Fixed charges                    $      -          $      -            $      -        $      -           $      -          $      -

Preferred securities
 distribution requirements         24,000            24,742              24,000          24,742             21,600            22,268
                                 --------          --------            --------        --------           --------          --------

Total combined fixed charges
 and preferred securities
     distributions               $ 24,000          $ 24,742            $ 24,000        $ 24,742           $ 21,600          $ 22,268
                                 ========          ========            ========        ========           ========          ========

Ratio of earnings to combined
 fixed charges and preferred
 securities distributions            1.03              1.17                1.03            1.17               1.03              1.17


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